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                                                                   Exhibit 10.32

                            NONCOMPETE AGREEMENT

         This Agreement is made as of January 30, 2001 by and between Equitable Resources, Inc., a Pennsylvania corporation (Equitable Resources, Inc. and its majority-owned subsidiaries are hereinafter collectively referred to as the "Company"), and Joseph E. O'Brien (the "Employee").

                                   WITNESSETH:

         WHEREAS, the Company and Employee are parties to Noncompete and Change of Control Agreements dated June 14, 2000 which provide for severance benefits in certain circumstances in exchange for, among other things, an agreement by the Employee not to compete for a stated period of time ("Existing Agreements");

         WHEREAS, in connection with his election on January 18, 2001 as a Company officer, Employee has been offered enhanced change of control benefits requiring execution of new agreements which contain a change in the scope of the noncompetition provision to reflect Employee's corporate-level position and enhancement of change of control benefits;

         WHEREAS, in order to protect the business and goodwill of the Company, the Company desires to obtain certain non-competition covenants from the Employee and the Employee desires to agree to such covenants in exchange for the Company's agreement to pay certain severance benefits in the event that the Employee's employment with the Company is terminated in certain events; and

         WHEREAS, the Employee is willing to enter into this Agreement, which contains, among other things, specific non-competition agreements, in consideration of the simultaneous execution by the Company and the Employee of a Change of Control Agreement (the "Change of Control Agreement"), which enhances in certain respects the benefits that the Company will pay to the Employee if the Employee's employment with the Company is terminated in certain events following a change of control of the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. If the employment of the Employee with the Company is terminated by the Company for any reason other than Cause (as defined below) or if the Employee terminates his or her employment with the Company for Good Reason (as defined below), the Company shall pay the Employee, from the date of termination, in addition to any payments to which the Employee is entitled under the Company's severance pay plan, twenty-four (24) months of base salary at the Employee's annual base salary level in effect at the time of such termination or immediately prior to the salary reduction that serves as the basis for termination for Good Reason. Employee will also be entitled to twenty-four (24) months of health benefits continuation and outplacement assistance for a period not to exceed twelve (12) months. Such base salary amount shall be paid by the Company to the Employee in one lump sum payable within thirty (30) days after the Employee's termination or resignation hereunder. Solely for

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purposes of this Agreement, "Cause" shall mean (i) a conviction of a felony, a crime of moral turpitude or fraud, (ii) the Employee's willful and continuous engagement in conduct which is demonstrably and materially injurious to the Company, or (iii) the willful and continued refusal by the Employee to perform the duties of his or her position in a reasonable manner for thirty (30) days after written notice is given to the Employee by the Company specifying in reasonable detail the nature of the deficiency in the Employee's performance. Solely for purposes of this Agreement, termination for "Good Reason" shall mean termination of employment by the Employee within ninety (90) days after (i) being demoted, or (ii) being given notice of a reduction in his or her annual base salary (other than a reduction of not more than 10% applicable to all senior officers of the Company).

         2. While the Employee is employed by the Company and for a period of twelve (12) months after date of Employee's termination of employment with Company for any reason, the Employee shall not (i) directly or indirectly engage, whether as an employee, consultant, partner, owner, agent, stockholder, officer, director or otherwise, alone or in association with any other person or entity, in (A) the energy industry, including the exploration, production, transmission, distribution and marketing of oil, natural gas or electricity and the provision of related energy services (including project development and engineering analysis, construction management, project financing, equipment operation and maintenance, energy savings metering, monitoring and verification, and facilities management (developing and operating private power, cogeneration and central plant facilities)) anywhere in the continental United States east of the Mississippi River (excluding the Gulf of Mexico), except that the restriction as to the regulated distribution of oil, natural gas or electricity shall be limited to the markets in which the Company conducted such business or contemplated (with the Employee's knowledge) conducting such business at the time of the termination of Employee's employment, or (B) any business activity that competes with any project or proposed project which was discussed by or with the Employee in the course of his or her employment with the Company or any project or proposed project with respect to which the Company initiated any business activity during the course of his or her employment (for purposes of this subsection (i) employment or engagement by a customer of the Company to provide or manage services that are provided by the Company shall be deemed to violate this subsection (i)); (ii) directly or indirectly on his or her own behalf or on behalf of any other person or entity contact (A) any customer of the Company with whom he or she had contact while employed by the Company, or
(B) any person or entity to whom he or she attempted to market the Company's products and services while employed by the Company, in either case, for the purpose of soliciting the purchase of any product or service that competes with any product or service offered by the Company or which was considered to be offered by the Company while the Employee was employed by the Company; (iii) take away or interfere, or attempt to interfere, with any custom, trade or existing contractual relations of the Company, including any business project or any contemplated business project which representatives of the Company have discussed with any potential participant in such project; or (iv) directly or indirectly on his or her own behalf or on behalf of any other person or entity solicit or induce, or cause any other person or entity to solicit or induce, or attempt to induce, any employee or consultant to leave the employ of or engagement by the Company or its successors, assigns, or affiliates, or to violate the terms of their contracts with the Company. Employee may purchase or otherwise acquire up to (but not more than) 1% of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934.

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         3. The Company may terminate this Agreement by giving twenty-four (24)
months' prior written notice to the Employee; provided that all provisions of this Agreement shall apply if any event specified in sections 1 or 2 occurs prior to the expiration of such twenty-four (24) month period. Notwithstanding anything in this Agreement to the contrary, upon the occurrence of a Change of Control as such term is defined in the Change of Control Agreement, this Agreement shall remain in full force and effect and may not thereafter be terminated (even if notice of termination has been given in the previous twenty-four (24) months under the first sentence of this paragraph), except upon written notice by Employee to the Company. If Employee receives payment of benefits under the Change of Control Agreement, he shall not receive benefits under this, which shall thereupon terminate and be of no further force or effect.

         4. The provisions of this Agreement are severable. To the extent that any provision of this Agreement is deemed unenforceable in any court of law the parties intend that such provision be construed by such court in a manner to make it enforceable.

         5. The Employee acknowledges and agrees that: (i) this Agreement is necessary for the protection of the legitimate business interests of the Company; (ii) the restrictions contained in this Agreement are reasonable; (iii) the Employee has no intention of competing with the Company within the limitations set forth above; (iv) the Employee acknowledges and warrants that Employee believes that Employee will be fully able to earn an adequate livelihood for Employee and Employee's dependents if the covenant not to compete contained in this Agreement is enforced against the Employee; and (v) the Employee has received adequate and valuable consideration for entering into this Agreement.

         6. The Employee stipulates and agrees that any breach of this Agreement by the Employee will result in immediate and irreparable harm to the Company, the amount of which will be extremely difficult to ascertain, and that the Company could not be reasonably or adequately compensated by damages in an action at law. For these reasons, the Company shall have the right, without objection from the Employee, to obtain such preliminary, temporary or permanent mandatory or restraining injunctions, orders or decrees as may be necessary to protect the Company against, or on account of, any breach by the Employee of the provisions of Section 2 hereof. In the event the Company obtains any such injunction, order, decree or other relief, in law or in equity, (i) the duration of any violation of Section 2 shall be added to the 12 month restricted period specified in Section 2, and (ii) the Employee shall be responsible for reimbursing the Company for all costs associated with obtaining the relief, including reasonable attorneys' fees and expenses and costs of suit. Such right to equitable relief is in addition to the remedies the Company may have to protect its rights at law, in equity or otherwise.

         7. This Agreement (including the covenant not to compete contained in Section 2) shall be binding upon and inure to the benefit of the successors and assigns of the Company.

         8. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. For the purpose of any suit, action or proceeding arising out of or relating to this Agreement, Employee irrevocably consents and submits to the jurisdiction and venue of any state or federal court located in Allegheny County, Pennsylvania. Employee agrees that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process Employee at the addresses set forth below. Employee irrevocably waives

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any objection which they may now or hereafter have to the
venue of any such suit, action or proceeding brought in such court and any claim that such suit, action or proceeding brought in such court has been brought in an inconvenient forum and agrees that service of process in accordance with this Section will be deemed in every respect effective and valid personal service of process upon Employee. Nothing in this Agreement will be construed to prohibit service of process by any other method permitted by law. The provisions of this Section will not limit or otherwise affect the right of the Company to institute and conduct an action in any other appropriate manner, jurisdiction or court. The Employee agrees that final judgment in such suit, action or proceeding will be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

         9. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements (including the Existing Agreements) and understandings, oral or written (other than the Change of Control Agreement). This Agreement may not be changed, amended, or modified, except by a written instrument signed by the parties.


         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officers thereunto duly authorized, and the Employee has hereunto set his hand, all as of the day and year first above written.

                                             EQUITABLE RESOURCES, INC.


/s/ STEPHANIE L. MACUS                       /s/  GREGORY R. SPENCER
------------------------------------         ----------------------------------
By: Stephanie L. Macus                       By: Gregory R. Spencer
                                                 Sr. Vice President and
                                                 Chief Administrative Officer


WITNESS:


/s/ DEBORAH A. CERMINARA                     /s/ JOSEPH E. O'BRIEN
------------------------------------         ----------------------------------
By: Deborah A. Cerminara                     By: Joseph E. O'Brien